Exhibit 4.4

                CERTIFICATE OF DESIGNATIONS

                            OF

            STEP-UP CONVERTIBLE PREFERRED STOCK
                (Par Value $0.10 Per Share)

                            OF

            FREEPORT-McMoRan COPPER & GOLD INC.


             Pursuant to Section 151(g) of the
     General Corporation Law of the State of Delaware




    We, the undersigned, being a Vice President and the Secretary, respectively, of Freeport-McMoRan Copper &
Gold Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

    DO HEREBY CERTIFY:

    FIRST.  The Certificate of Incorporation of the
Corporation, as amended (hereinafter called the "Certificate of Incorporation"), authorizes the issuance of 2,000,000 shares of Preferred Stock, par value $0.10 per share, of which no shares are currently issued. The
Board of Directors of the Corporation is authorized by the Certificate of Incorporation to provide, without further stockholder action, for the issuance of any or all of the shares of the Preferred Stock in one or more series, with such designation, powers, preferences and relative, participating, optional or other rights, and any qualifications, limitations or restrictions thereof, as may be determined by the Board of Directors of the Corporation with respect to each particular series prior to the issue thereof.

    SECOND.  The Board of Directors of the
Corporation, acting by Unanimous Written Consent dated
June 24, 1993, and a Special Committee thereof, pursuant to authority specifically granted to it by such Board of Directors, acting by Unanimous Written Consent dated June
29, 1993, duly adopted the following
resolutions authorizing the creation and issuance of a series of Preferred Stock to be known as "Step-up
Convertible Preferred Stock."

    RESOLVED, that the Board of Directors, pursuant to authority vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of a series of Preferred Stock of the Corporation and hereby fixes the number, designation, preferences, rights and any qualifications, limitations or restrictions thereof as follows:

    1.  Designation.  (a)  700,000 shares of
Preferred Stock of the Corporation are hereby constituted as a series of Preferred Stock designated as "Step-Up
Convertible Preferred Stock" (hereinafter called "this
Series"). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative. The Board of Directors is authorized to increase or decrease (but not below the number of shares of this Series then outstanding) the number of shares of this Series.

    (b)  Shares of this Series which have been
converted into Class A Common Stock of the Corporation
("Class A Common Stock"), redeemed for cash, Class A
Common Stock or a combination thereof, or purchased by the Corporation shall be cancelled, and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series, and may be reissued as a part of this Series or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

    2. Dividends. (a) The holders of shares of this Series shall be entitled to receive, but only out of funds legally available therefor, cash dividends as hereinafter provided. Such dividends shall be paid when, as and if declared by the Board of Directors on the first day of February, May, August and November in each year commencing November 1, 1993 (each such date being referred to herein as a "Dividend Payment Date") to holders of record on the record date determined by the Board of Directors in advance of the payment of each particular dividend. Such dividends shall be cumulative from the date of original issuance of the shares of this Series.

    (b) So long as any shares of this Series shall be outstanding, the Corporation shall not, unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding shares of this Series and the shares of any other class or series of Preferred Stock, the 7%
Convertible Exchangeable Special Preference Stock
(hereinafter called the "Special Preference Stock"), and any other class or series of stock of the Corporation ranking, as to dividends, on a parity with shares of this Series (the shares of any other class or series of Preferred Stock, the Special Preference Stock and any other class or series of stock of the Corporation ranking, as to dividends, on a parity with shares of this Series being herein referred to as "Parity Dividend Stock"), (i) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of, the Class A Common Stock, Class B Common Stock of the Corporation ("Class B Common Stock") or any other stock of the Corporation ranking junior to this Series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation (the Class A Common Stock, the Class B Common
Stock and any such other stock being herein referred to as "Junior Stock"), other than a dividend payable solely in Junior Stock, (ii) purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification, exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other
Junior Stock, or (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock.

    (c) If the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of this Series and shares of Parity Dividend Stock, the total available funds to be paid in partial dividends on the shares of this Series and shares of Parity Dividend Stock shall be divided among this Series and the Parity Dividend Stock in proportion to the aggregate amounts of dividends accrued and unpaid with respect to this Series and the Parity
Dividend Stock. Accruals of dividends shall not bear interest.

    3. Dividend Rate. The Dividend Rate on the shares of this Series for the period from the date of original issue thereof to and including August 1, 1996, shall be $25.00 per annum per share and for each Dividend
Period thereafter shall be $35.00 per annum per share.
Dividends in respect of the first Dividend Period shall accrue from the date of original issuance. The term
"Dividend Period", as used herein, means (i), with respect to the November 1, 1993 Dividend Payment Date, the period from the date of original issuance of shares of this Series to and including such Dividend Payment Date, and
(ii), with respect to any other Dividend Payment Date, the period commencing on the day following the immediately preceding Dividend Payment Date to and including such Dividend Payment Date.

    4. Redemption. (a) The shares of this Series shall not be redeemable prior to August 1, 1996. On and after that date, the Corporation may, at its option, redeem the shares of this Series, in whole or in part, at any time or from time to time, as set forth herein, subject to the provisions described below.

    (b)(i) The shares of this Series may be redeemed for Class A Common Stock, at the option of the Corporation, at any time on or after August 1, 1996 and prior to August 1, 1999 only if, for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current
Market Price of the Class A Common Stock on each of such 20 Trading Days exceeds 125% of the Conversion Price in effect on such Trading Day. In order to exercise this redemption option, the Corporation must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the third Trading Day after the condition in the preceding sentence has been met but in no event prior to August 1, 1996. The Press
Release shall announce the redemption and set forth the number of shares of this Series which the Corporation intends to redeem. The Corporation may redeem shares of this Series pursuant to this Section 4(b) only if the Class A Common Stock is listed or admitted to trading on a national or regional securities exchange in the United
States or reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

    (ii) Upon redemption of shares of this Series by the Corporation in accordance with Section 4(b)(i) hereof on the date specified in the notice to holders required under Section 4(b)(iii) hereof (the "Redemption Date"), each share of this Series so redeemed shall be redeemed for a number of shares of Class A Common Stock equal to $500.00 divided by the Conversion Price as of the opening of business on the Redemption Date. The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 15 days or more than 60 days after the date on which the Corporation issues the Press Release.

    Upon any redemption of this Series for Common
Stock pursuant to this Section 4(b), the Corporation shall pay any accrued and unpaid dividends for any Dividend
Period ending on or prior to the Redemption Date. If a Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of shares of this Series at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment
Date. In the case of any Redemption Date occurring prior to the record date for the November 1, 1996 Dividend
Payment Date, the holders of the shares of this Series to be redeemed on such Redemption Date shall be entitled to any accrued and unpaid dividends through August 1, 1996 but not thereafter. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of this Series called for redemption under this Section 4(b) for Class A Common Stock or on the shares of Class A Common
Stock issued upon such redemption.

    (iii) If the Corporation elects to redeem shares of this Series pursuant to Section 4(b)(i) hereof, notice of such redemption shall be given not more than four
Business Days after the date on which the Corporation issues the Press Release, to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, and shall state, as appropriate: (1) the Redemption Date; (2) the number of shares of this Series
(expressed in one-twentieths of a share of this Series) to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares
(expressed in one-twentieths of a share of this Series) to be redeemed from such holder; (3) the number of shares of Class A Common Stock to be issued with respect to each one-twentieth of a share of this Series; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Class A Common Stock; and (5) the date on which dividends on the shares to be redeemed shall cease to accrue as provided herein. Failure to mail such notice, or any defect therein or in the mailing thereof, to any particular holder shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed from any other holder.

    At the close of business on the Redemption Date, each holder of shares of this Series to be redeemed
(unless the Corporation defaults in the delivery of the shares of Class A Common Stock or cash payable on such Redemption Date) shall be deemed to be the record holder of the number of shares of Class A Common Stock into which such shares of this Series are to be redeemed, regardless of whether such holder has surrendered the certificates representing such holder's shares of this Series that have been redeemed. As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be exchanged for certificates of shares of Class A Common Stock and any cash (without interest thereon) for which such shares have been redeemed.

    (c)(i)  At any time on or after August 1, 1999,
the shares of this Series may be redeemed, in whole or in part, at the option of the Corporation at a redemption price of $500.00 per share, plus an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption. The Corporation may, except as provided below, pay the redemption price in cash, Class A
Common Stock or any combination thereof; provided that the Corporation may elect to pay the redemption price in whole or in part in Class A Common Stock only if the Class A
Common Stock is listed or admitted to trading on a national or regional securities exchange in the United
States or reported by NASDAQ; and provided, further that any accrued and unpaid dividends must be paid in cash.

    (ii) At least 15 days but not more than 60 days prior to the date fixed for the redemption of the shares of this Series in accordance with Section 4(c)(i) hereof
(the "Call Date"), a written notice will be mailed to each holder of record (and each beneficial owner to the extent required by law) of shares of this Series to be redeemed, notifying such holder of the Corporation's election to redeem such shares, stating the Call Date, stating the Corporation's election with respect to whether the payment of the redemption price is to be made in cash, Class A
Common Stock or a combination thereof, and calling upon such holder to surrender to the Corporation on the Call
Date at the place designated in such notice the certificate or certificates representing the number of shares specified therein. On or after the Call Date, each holder of shares of this Series to be redeemed must present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares, in the manner elected by the Corporation, will be paid and/or delivered to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate will be canceled. Except as provided in Section 4(c)(iv) hereof, the Corporation may not change the form of consideration
(or components or percentages of components thereof) to be paid by the Corporation in respect of such redemption once the Corporation has given, or caused to be given, the applicable redemption notice. At the close of business on the Redemption Date, each holder of shares of this Series to be redeemed (unless the Corporation defaults in the delivery of the shares of Class A Common Stock or cash payable on such Redemption Date) shall be deemed to be the record holder of the number of shares of Class A Common
Stock into which such shares of this Series are to be redeemed, regardless of whether such holder has surrendered the certificates representing such holder's shares of this Series that have been redeemed, dividends on the shares of this Series so redeemed shall cease to accrue, such shares shall be deemed to be no longer outstanding, and all rights of the holders thereof as holders of shares of this Series shall cease and terminate.

    (iii)  If the Corporation elects to pay the
redemption price by the delivery of Class A Common Stock, in whole or in part, the number of shares to be delivered in respect of the specified percentage of the redemption price to be paid in Class A Common Stock shall be equal to the dollar amount of such specified percentage of the redemption price divided by the Market Price of a share of Class A Common Stock.

    (iv)  If the Market Price of the Class A Common
Stock is less than 90 per cent of the Weighted Average
Price of the Class A Common Stock over the five Trading
Days immediately prior to the date of the notice of redemption provided for in Section 4(c)(ii), the Corporation, at its option, may elect to pay the entire redemption price on such Call Date in cash, rather than in whole or in part with the shares of Class A Common Stock specified in the notice of redemption; provided that, if the Corporation so elects to pay the entire redemption price in cash, the payment thereof shall be deferred until as of the tenth Business Day following publication of the notice of such election (the "Adjourned Call Date"), and in such event the Corporation shall pay, in addition to the redemption price, all accrued and unpaid dividends on the shares of this Series to be redeemed through the Adjourned Call Date. Upon determination of the actual number of shares of Class A Common Stock issuable in accordance with the foregoing provisions, the Corporation will publish such determination (and, if it is entitled to and so elects, notification of any exercise of the election provided for in the preceding sentence, of the Adjourned Call Date) promptly in The Wall Street Journal or another daily newspaper of national circulation.

    (d) No fractional shares or scrip representing fractions of shares of Class A Common Stock shall be issued upon redemption of this Series. Instead of any fractional interest in a share of Class A Common Stock that would otherwise be deliverable upon the redemption of a share of this Series, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Market Price of Class A
Common Stock. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Class A Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of this Series so surrendered.

    (e) The Corporation covenants that any shares of Class A Common Stock issued upon redemption of this Series shall be duly and validly issued, fully paid and non-assessable, shall be issued from its authorized but unissued shares and, except as provided in Section 9 hereof, will be free from all taxes, liens and charges with respect to the issue thereof. The Corporation shall endeavor to list the shares of Class A Common Stock required to be delivered upon redemption of this Series, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Class A
Common Stock is listed at the time of such delivery.  The
Corporation shall endeavor to take any action necessary to ensure that any shares of Class A Common Stock issued upon the redemption of this Series are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or blue sky laws.

    (f) If less than all the outstanding shares of this Series are to be redeemed, the number of shares of this Series to be redeemed and the method of effecting such redemption, whether by lot or pro rata, shall be as determined by the Board of Directors.

    (g) At any time after a notice of redemption has been given in the manner prescribed herein with respect to a redemption in which the Corporation has elected to pay the redemption price in whole in cash, and prior to the date fixed for redemption, the Corporation may deposit in trust, with a bank or trust company identified in the notice of redemption having capital, surplus and undistributed profits aggregating at least $50,000,000, an aggregate amount of funds sufficient for such redemption
(including dividends accrued on the shares of this Series called for redemption to the date fixed for redemption) for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Any interest accrued on such funds shall be paid to the Corporation from time to time. Such deposit in trust shall be irrevocable, except that any funds deposited by the Corporation which shall not be required for the redemption for which they were deposited because of the exercise of rights of conversion subsequent to the date of deposit shall be returned to the Corporation forthwith, and any funds deposited by the Corporation which are unclaimed at the end of two years from the date fixed for such redemption shall be paid over to the Corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the Corporation for payment of the appropriate amount.

    (h) From and after the date of the deposit of trust funds for the redemption of shares of this Series in accordance with the provisions of Section 4(g) hereof or, if no such deposit is made, from and after the date fixed for redemption (unless the Corporation shall default in making payment of the amount payable upon such redemption), whether or not certificates for shares so called for redemption have been surrendered by the holders thereof as described below, dividends on the shares of this Series so called for redemption shall cease to accrue, and such shares shall be deemed to be no longer outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the amount payable upon such redemption and, up to the close of business on the date fixed for such redemption, the right to convert such shares as set forth in Section 7 hereof) shall cease and terminate. Upon surrender in accordance with the notice of redemption of the certificates for any shares of this Series so redeemed (properly endorsed or assigned for transfer if the Corporation shall so require and the notice shall so state), the holder thereof shall be entitled to receive payment of the redemption price plus an amount equal to all accrued and unpaid dividends as aforesaid. If less than all of the shares represented by any such surrendered certificate are redeemed, the Corporation shall execute and deliver to the holder thereof, or to his written order, a certificate or certificates representing the unredeemed shares.

    (i) In no event shall the Corporation redeem less than all the outstanding shares of this Series and shares of any other series of stock of the Corporation ranking, as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, on a parity with the shares of this Series ("Parity Stock") pursuant to this Section 4 unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding shares of this Series and the shares of such Parity Stock.

    (j) In connection with any redemption of shares of this Series solely for cash, the Corporation may enter into an agreement with one or more investment bankers or other purchasers for the purchase of the shares to be redeemed from the holders thereof and the conversion of such purchased shares into shares of Class A Common Stock as provided in Section 7 hereof. Such agreement shall provide that the amount to be paid by such purchasers to the holders of the shares of this Series to be redeemed shall not be less than the redemption price for such shares together with all accrued and unpaid dividends thereon to and including the date fixed for redemption and may provide further that such amount be deposited in trust, on or before the close of business on the date fixed for redemption, with a bank or trust company designated by the Corporation meeting the requirements set forth in Section 4(g) hereof. Notwithstanding anything to the contrary contained in this Section, the obligation of the Corporation to pay the redemption price of the shares of this Series to be redeemed, together with accrued and unpaid dividends thereon to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any shares of this Series to be redeemed that have not been duly surrendered for conversion by the holders thereof may, at the option of the Corporation, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in this Section 4(j) or in Section 7 hereof) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid.

    (k)  Definitions.  For purposes of this
Section 4, the following terms shall have the meanings indicated:

    (i) "Accrued and unpaid dividends" in respect of any share of this Series shall mean an amount computed at the Dividend Rate for this Series from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon. The amount accrued subsequent to the most recent
Dividend Period shall be computed by dividing the quarterly dividend payment by the actual number of days in the uncompleted quarter, and thereafter multiplying this figure by the number of days in such quarter up to and including the date to which dividends are to be accrued.

    (ii) "Business Day" shall mean any day other than a Saturday or Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        (iii) "Conversion Price" shall have the meaning set forth in, and shall be subject to adjustment from time to time as provided in, Section 7(d) hereof.

    (iv) "Current Market Price" in respect of the Class A Common Stock means the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported in the composite transactions for the New York
Stock Exchange or, if such security is not listed or admitted for trading on the New York Stock Exchange, on the principal national or regional securities exchange in the United States on which the Class A Common Stock is listed or admitted to trading, or if the Class A Common
Stock is not listed or admitted to trading on a national or regional securities exchange in the United States, on the National Market System of NASDAQ or, if the Class A
Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ, or if bid and asked prices for such security on such day shall not have been reported through NASDAQ or by the National Quotation Bureau Incorporated, the average of the bid and asked prices on such day as furnished by any New
York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation.

    (v)  "Market Price" means the Weighted Average
Price of a share of Class A Common Stock over the five
Trading Day period ending on the third Business Day prior to the applicable Redemption Date or Call Date (or, if such third Business Day is not a Trading Day, on the last
Trading Day prior to such Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days and ending on such Redemption Date or Call Date, of any event described in Section 7(d) hereof.

    (vi) "Trading Day" shall mean any day on which the securities in question are traded on the New York
Stock Exchange, or if such securities are not listed or admitted for trading on the New York Stock Exchange, on the principal national or regional securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national or regional securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

        (vii)  "Weighted Average Price" of a share of Class
A Common Stock on any Trading Day or over any period of Trading Days means the weighted average per share sale price for all sales of shares of Class A Common Stock on such Trading Day or during such period, as the case may be (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices or, if no sales prices are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) as reported in the composite transactions for the New York Stock Exchange, or if the Class A Common Stock is not listed or admitted to trading on such Exchange, as reported in the composite transactions for the principal national or regional securities exchange in the United States on which the Class A Common Stock is listed or admitted to trading, or if the Class A Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National
Quotation Bureau Incorporated; provided that, in the absence of such quotations, the Corporation shall be entitled to determine the Weighted Average Price on the basis of such quotations as it considers appropriate.

    5. Voting Rights. (a) Except for the voting rights described below and except as otherwise provided by law, the holders of shares of this Series shall not be entitled to vote on any matter or to receive notice of, or to participate in, any meeting of the stockholders of the Corporation. Each share of Preferred Stock of this Series will be entitled to one vote on matters which holders of such series are entitled to vote.

    (b) Whenever dividends payable on shares of this Series shall be in default in an aggregate amount equal to or exceeding six full quarterly dividends on all shares of this Series at the time outstanding, the number of directors then constituting the Board of Directors of the Corporation shall be increased by two, and holders of shares of this Series shall, in addition to any other voting rights, have the right, voting separately as a class together with holders of all other series of stock of the Company ranking on a parity with such series of Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such other series of stock being herein referred to as "Other Voting Stock"), to elect such two additional directors. In such case, the Board of Directors will be increased by two directors, and the holders of Preferred Stock of such series (either alone or with the holders of Other Voting Stock) will have the exclusive right as members of such class, as described above, to elect two directors at the next annual meeting of stockholders. Whenever such right of the holders of shares of this Series shall have vested, such right may be exercised initially either at a special meeting of such holders as provided in Section 5(c) hereof or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. The right of the holders of shares of this Series to vote together as a class with the holders of shares of any Other Voting Stock shall continue until such time as all dividends accrued on outstanding shares of this Series to the Dividend Payment Date next preceding the date of any such determination shall have been paid in full, or declared and set apart in trust for payment, at which time the right of the holders of shares of this Series so to vote shall terminate, except as herein or by law expressly provided, subject to revesting upon the occurrence of a subsequent default of the character mentioned above.

    (c) At any time when the right of the holders of shares of this Series to elect directors as provided in
Section 5(b) hereof shall have vested, and if such right shall not already have been initially exercised, a proper officer of the Corporation, upon the written request of the holders of record of at least 10% of the aggregate number of shares of this Series and shares of any Other
Voting Stock at the time outstanding, addressed to the Secretary of the Corporation, shall call a special meeting of the holders of shares of this Series and of such Other
Voting Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the same form of notice as is required for annual meetings of stockholders at the place for the holding of annual meetings of stockholders of the Corporation (or such other suitable place as is designated by such officer). If such meeting shall not be called by a proper officer of the Corporation within 20 days after personal service of such written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States of America, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding may designate in writing one of their number to call such a meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the same form of notice as is required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the Corporation (or such other suitable place as is designated by such person). Any holder of shares of this Series so designated shall have access to the registry books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subsection (c). Notwithstanding anything to the contrary contained in this subsection (c), no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders of the Corporation.

    (d)  At any meeting held for the purpose of
electing directors at which holders of shares of this Series shall have the right, voting together as a class with holders of shares of any Other Voting Stock to elect directors as provided in Section 5(b) hereof, the presence, in person or by proxy, of the holders of 33 1/3% of the aggregate number of shares of this Series and shares of such Other Voting Stock at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of directors pursuant to such Section 5(b). At any such meeting or adjournment thereof, (i) the absence of a quorum of the shares of this Series and shares of such Other Voting Stock shall not prevent the election of the directors to be elected otherwise than pursuant to Section 5(b) hereof and (ii) in the absence of a quorum, either of the shares of this Series and shares of such Other Voting Stock or of any other shares of stock of the Corporation, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have the power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting, until a quorum shall be present.

    (e) During any period when the holders of shares of this Series shall have the right to vote together as a class with the holders of shares of any Other Voting Stock for directors as provided in Section 5(b) hereof, (i) the directors so elected by such holders shall continue in office until their successors shall have been elected by such holders or until termination of the rights of such holders to vote as a class for directors and (ii) any vacancies in the Board of Directors shall be filled only by a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant.
Immediately upon termination of the right of holders of this Series and any Other Voting Stock to vote as a class for directors, (i) the term of office of the directors so elected shall terminate and (ii) the number of directors shall be such number as may be provided for in the by-laws of the Corporation irrespective of any increase pursuant to the provisions of Section 5(b) hereof.

    (f) In addition to any other vote required by law, the Corporation shall not (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Certificate of Incorporation (including this Certificate of Designations) so as to materially and adversely affect any right, preference, privilege or voting power of this Series or (ii) create, authorize or issue any series or class of stock ranking prior, either as to payment of dividends or distributions of assets upon liquidation, dissolution or winding up, to this Series, without the affirmative vote or consent of the holders of at least two-thirds of the aggregate number of shares of this Series at the time outstanding, voting as a separate class; provided, that any increase in the total number of authorized shares of Class A Common Stock, Special Stock or Preferred Stock, or the creation, authorization or issuance of any series of stock ranking, as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, on a parity with the shares of this Series will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and provided, further, that no class vote of the holders of shares of this Series shall be required if, at or prior to the time when the actions described in clause (i) or (ii) of this Section 5(f) shall become effective, provision is made in accordance with
Section 4 hereof for the redemption of all shares of this Series at the time outstanding.

    6. Preference upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of dividends and liquidation preferences in respect of any other stock of the Corporation ranking senior to the shares of this Series as to such payments, the holders of shares of this Series shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of $500.00 in cash for each share of this Series, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to or set apart for the holders of any Junior Stock. If, after payment or provision for payment of the debts and other liabilities of the Corporation and of dividends and liquidation preferences in respect of any other stock of the Corporation ranking senior to the shares of this Series as to such payments, the remaining net assets of the Corporation are not sufficient to pay to the holders of shares of this Series the full amount of their preference set forth above, then the remaining net assets of the Corporation shall be divided among and paid to the holders of shares of this Series, holders of shares of Special Preference Stock and holders of shares of any other stock of the Corporation on a parity with this Series as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation ratably per share in proportion to the full per share amounts to which they respectively are entitled. For purposes of this Section 6, a consolidation or merger of the Corporation with one or more other
Corporations or the sale of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

    Subject to the rights of the holders of shares of any series or class of stock ranking on a parity as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, after payment shall have been made in full to the holders of this Series as provided in this Section 6, the holders of any Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and shares of this Series shall not be entitled to share therein.

    7. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Section 7, at the option of the holder thereof, each share of this Series may, at any time (unless shares of this Series shall be called for redemption, then, with respect to shares of this Series so called, until and including, but, if the Corporation shall not default in making payment of the amount payable on such redemption, not after, the close of business on the date fixed for redemption), be converted into a number of fully paid and nonassessable shares of Class A Common Stock equal to the quotient obtained by dividing $500.00 by the Conversion Price (as hereinafter defined) in effect at the Date of Conversion
(as hereinafter defined).

    (b)  In order to exercise the conversion
privilege, any holder of shares of this Series to be converted shall surrender such shares to the Corporation at any time during usual business hours at the place or places (including a place in the Borough of Manhattan, The
City of New York) maintained for such purpose, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the certificate representing shares of this Series, that the holder elects to convert such shares. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock shall be issued. Shares of this Series surrendered for conversion shall (if so required by the Corporation) be properly endorsed or assigned for transfer by the holder or his attorney duly authorized in writing. The holders of shares of this Series at the close of business on any record date for the payment of dividends on such shares will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof or the Corporation's default in the payment of the dividend due on such Dividend Payment Date. Shares of this Series surrendered for conversion during the period from the close of business on any record date for the payment of dividends on such shares to the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a Redemption Date or Call Date during the period from such record date to and including the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of this Series on a record date for the payment of dividends on such shares who converts such shares on a Dividend Payment
Date will receive the dividend payable on such shares by the Corporation on such date, and the converting holder need not include a payment in the amount of any such dividend upon surrender of such shares for conversion. As promptly as practicable after the receipt of such notice and the surrender of such shares of this Series as aforesaid, the Corporation shall, subject to the provisions of Section 9 hereof, issue and deliver at such place or places referred to in this subsection (b) to such holder, or on his written order, a certificate or certificates for the number of full shares of Class A
Common Stock issuable on such conversion of shares of this Series in accordance with the provisions of this Section, and cash, as provided in Section 7(c) hereof, in respect of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such notice shall have been received by the Corporation and such shares of this Series shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares of Class A Common Stock represented thereby; provided, that any such surrender on any date when the registry books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such registry books are open, but such conversion shall nevertheless be at the Conversion
Price in effect at the close of business on the date when such shares of this Series shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of the shares of this Series represented by a certificate surrendered for conversion, the Corporation shall execute, and deliver to the holder thereof, or on his written order, a certificate or certificates representing the shares of this Series which the holder has not elected to convert into shares of Class
A Common Stock. No payment or adjustment shall be made for dividends accrued on the shares of this Series converted as provided in this Section or for dividends or distributions accrued on any Class A Common Stock.

    (c) No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of shares of this Series. If more than one share of this Series shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A
Common Stock which shall be issuable upon conversion of such shares shall be computed on the basis of the aggregate number of shares of this Series surrendered for conversion. If any fraction of a share of Class A Common
Stock would, except for the provisions of this
Section 7(c), be issuable on the conversion of any shares of this Series, the Corporation shall make payment in lieu thereof in an amount of United States dollars equal to the value of such fraction computed on the basis of the closing price of the Class A Common Stock as reported on the Composite Tape for New York Stock Exchange - Listed
Stocks (or if the Class A Common Stock is not listed or admitted to trading on such exchange on the Date of Conversion, then on the principal national or regional securities exchange on which the Class A Common Stock is then listed or admitted to trading, or, if not listed or admitted to trading on any national or regional securities exchange, then as reported by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting information) on the last Trading Day prior to the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the New York Stock
Exchange (or if the Class A Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Class A Common
Stock is then listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the highest bid and lowest asked prices as reported by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting information)
(any such last sale price being herein referred to as the "Last Sale Price"). If on such Trading Day the Class A
Common Stock is not quoted by any such organization, the fair value of such Class A Common Stock on such day, as determined by the Board of Directors, shall be used. For the purpose of this subsection (c), the term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

    (d)  The Conversion Price per share of Class A
Common Stock issuable upon conversion of shares of this Series (herein called the "Conversion Price") shall initially be $30.75. The Conversion Price shall be subject to adjustment from time to time as follows:

    (i)  In case the Corporation shall (1) pay a
     dividend or make a distribution in shares of Class A
     Common Stock, (2) subdivide its outstanding shares of Class A Common Stock into a greater number of shares or (3) combine its outstanding shares of Class A
     Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock which he would have owned or have been entitled to receive immediately following such action had such shares been converted immediately prior thereto. An adjustment made pursuant to this subsection (d)(i) shall become effective immediately, except as provided in subsection (d)(v) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

    (ii) In case the Corporation shall issue rights, warrants or options to all holders of Class A Common
     Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Class A Common Stock at a price per share less than the Recent Market Price per share
     (as determined pursuant to subsection (d)(iv) below) of the Class A Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

         (1)  the Conversion Price in effect
    immediately prior to the date of issuance of such rights or warrants by a fraction, of which

         (2) the numerator shall be (A) the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus
    (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Recent Market Price, (determined by multiplying such total number of shares by the exercise price of such rights, warrants or options and dividing the product so obtained by such Recent Market Price), and of which

         (3)  the denominator shall be (A) the number
    of shares of Class A Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus
    (B) the number of additional shares of Class A
    Common Stock which are so offered for
    subscription or purchase.

     Such adjustment shall become effective immediately, except as provided in subsection (d)(v) below, after the record date for the determination of holders entitled to receive such rights and warrants.

        (iii) In case the Corporation shall distribute to all or substantially all holders of Class A Common
     Stock evidences of indebtedness, equity securities
     (including equity interests in the Corporation's
     Subsidiaries (as hereinafter defined)) other than Class A Common Stock, or other assets (other than cash dividends paid out of earned surplus of the Corporation or, if there shall be no earned surplus, out of net profits for the fiscal year in which the dividend is made and/or the preceding fiscal year), or shall distribute to all or substantially all holders of Class A Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (d)(ii) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying:

         (1)  the Conversion Price in effect
    immediately prior to the date of such
    distribution by a fraction, of which

         (2)  the numerator shall be the Recent Market
    Price per share (as determined pursuant to subsection (d)(iv) below) of the Class A Common
    Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value, and described in a resolution of the Board of Directors filed with the transfer agent for the shares of this Series) of the portion of the assets, evidences of indebtedness and equity securities so distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock, and of which

         (3)  the denominator shall be such Recent
    Market Price per share of the Class A Common
    Stock.

     Such adjustment shall become effective immediately, except as provided in subsection (d)(v) below, after the record date for the determination of stockholders entitled to receive such distribution. As used herein, the term "Subsidiary" means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or
     (ii) any partnership of which more than 50% of the partnership interests are owned by the Corporation or any Subsidiary.

    (iv)  For purposes of any computation under
     subsections (d)(ii) and (d)(iii) above, the Recent
     Market Price per share of Class A Common Stock on any date shall be deemed to be the average of the Last
     Sale Prices of a share of Class A Common Stock for the five consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before and ending not later than the earliest of the date in question and the date before the "ex" date with respect to the issuance or distribution requiring such computation. If on any such Trading Day the Class A Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in
     Section 7(c), the fair value of the Class A Common
     Stock on such day, as determined by the Board of Directors, shall be used. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades regular way on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading (or, if not so listed or admitted, on NASDAQ or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

     (v) In any case in which this subsection (d) shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Corporation shall, with respect to any shares of this Series converted after such record date and before such adjustment shall have become effective (1) defer paying any cash payment pursuant to Section 7(c) hereof or issuing to the holder of shares of this Series the number of shares of Class A Common Stock issuable upon conversion in excess of the number of shares of Class A Common Stock issuable thereupon only on the basis of the Conversion Price prior to adjustment and (2) not later than five business days after such adjustment shall have become effective, pay to such holder the appropriate cash payment pursuant to Section 7(c) hereof and issue to such holder the additional shares of Class A Common Stock issuable on such conversion.

    (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion
     Price; provided, that any adjustments which by reason of this subsection (d)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
     Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

        (vii) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly (1) file with the transfer agent for the shares of this Series a certificate of an officer of the Corporation
     (an "Officers' Certificate") setting forth the Conversion Price after such adjustment and setting forth in reasonable detail the facts requiring such adjustment and the calculations on which the adjustment is based, which certificate shall be conclusive evidence of the correctness of such adjustment and (2) mail or cause to be mailed a notice of such adjustment to each holder of shares of this Series at his address as the same appears on the registry books of the Corporation.

Notwithstanding anything in this Section 7 to the contrary, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 7, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, distribution of securities convertible into or exchangeable for stock, or distribution of assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

    (e) In case of any reclassification or change of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation into, any other Person, or any merger of another Person into the Corporation (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Class A Common Stock) or any sale or transfer of all or substantially all of the assets of the Corporation, the Corporation, or the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall make effective provision in the articles or certificate of incorporation, providing that the holder of each share of this Series then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer, by a holder of the number of shares of Class A Common Stock into which such shares of this Series might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer, assuming such holder of Class A Common Stock of the Corporation (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate
(as hereinafter defined) of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer is not the same for each share of Class A Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (e) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such articles or certificate of incorporation shall provide for adjustments which, for events subsequent to the effective date of such articles or certificate of incorporation, shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions of this subsection (e) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or transfers.

    For the purpose of this subsection (e), the term
"Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof, and the term "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of the definition of "Affiliate", the term "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

    (f) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares of Class A Common Stock to provide for the conversion of the shares of this Series from time to time outstanding as such shares of this Series are presented for conversion.

    (g) The Corporation covenants that all shares of Class A Common Stock which may be issued upon conversion of shares of this Series will upon issue be duly and validly issued, fully paid and nonassessable by the Corporation and except as provided in Section 9 hereof free from all taxes, liens and charges with respect to the issue thereof.

    8.  Notice of Certain Events.  In case:

    (a) the Corporation shall declare a dividend (or any other distribution) payable to the holders of Class A
Common Stock (otherwise than cash dividends paid out of the earned surplus of the Corporation or, if there shall be no earned surplus, out of net profits for the fiscal year in which the dividend is made and/or the preceding fiscal year, and dividends payable in Class A Common
Stock); or

    (b) the Corporation shall authorize the granting to the holders of Class A Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

    (c)  the Corporation shall authorize any
reclassification or change of the Class A Common Stock
(other than a subdivision or combination of its outstanding shares of Class A Common Stock or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or conveyance of all or substantially all the property or business of the Corporation; or

    (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, the Corporation shall cause to be filed at the place or places maintained for the purpose of conversion of shares of this Series as provided in Section 7(b) hereof, and shall cause to be mailed to each holder of shares of this Series, at his address as it shall appear on the registry books of the Corporation, as promptly as possible but in any event at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (i) a record is expected to be taken for the purpose of such dividend, distribution, rights, or warrants, or if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights, or warrants are to be determined, or (ii) such reclassification, change, consolidation, merger, share exchange, sale, transfer, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Class A
Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, share exchange, sale, transfer, conveyance, dissolution, liquidation or winding-up.

    9. Taxes. The Corporation will pay any and all documentary, stamp or similar taxes payable to the United
States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of (a) certificates for shares of this Series on redemption of less than all of the shares represented by any certificate for such shares surrendered for redemption or (b) certificates for shares of Class A Common Stock on redemption or conversion of shares of this Series pursuant to Section 4 or Section 7 hereof; provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of certificates for shares of this Series or Class A Common Stock, as the case may be, in a name other than that of the holder of shares of this Series to be redeemed or converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. The Corporation extends no protection with respect to any other taxes imposed in connection with such redemption or conversion of shares of this Series.

    10. No Other Rights. The shares of this Series shall not have any relative, participating, optional or other special rights and powers other than as set forth herein and other than any which may be provided by law.

    IN WITNESS WHEREOF, Freeport-McMoRan Copper &
Gold Inc. has caused its corporate seal to be hereunto affixed and this Certificate of Designations to be signed by its Vice President and Secretary as of this 6th day of July, 1993.


            FREEPORT-McMoRan COPPER & GOLD
INC.


            By   /s/ Stephen M. Jones
               Name:  Stephen M. Jones
               Title: Vice President


(CORPORATE SEAL)

Attest:


By   /s/ Michael C. Kilanowski, Jr.
   Name:  Michael C. Kilanowski, Jr.
   Title: Secretary